Exhibit  5  Opinion  of  Reinhart  Boerner  Van  Deuren  s.c.


                        REINHART BOERNER VAN DEUREN s.c.
                             1000 North Water Street
                              Milwaukee, WI  53202


                                   May 7, 2003


RC2  Corporation
800  Veterans  Parkway
Bolingbrook,  IL  60440

Gentlemen:                        Re:     Registration  Statement  on  Form  S-3

     We have acted as counsel for RC2 Corporation, a Delaware corporation (the "Company"), in connection with the offering by certain selling stockholders to the public of up to 133,333 shares of the Company's common stock (the "Shares"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act").

     In such capacity, we have examined, among other documents, the Registration Statement (the "Registration Statement") on Form S-3 filed by the Company with the Securities and Exchange Commission on the date hereof or shortly hereafter, including the prospectus contained therein, covering the public offering of the Shares. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Shares have been legally and validly authorized under the Certificate of Incorporation of the Company and the laws of the State of Delaware and the Shares are duly and validly issued and outstanding and fully paid and nonassessable under the laws of the State of Delaware.

     We hereby consent to the use of our name beneath the caption "Legal Matters" in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

                                         Yours  very  truly,

                                         REINHART BOERNER VAN DEUREN s.c.

                                         BY    /s/ Benjamin G. Lombard
                                            -----------------------------
                                                 Benjamin G. Lombard